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                                                                    EXHIBIT 99.1

NEWS RELEASE

APOGEE


FOR IMMEDIATE RELEASE

       Apogee: Mary Ann Jackson PPG:     John S. Ruch
               952-830-0674 (O)          412-434-2445 (O)
               952-806-9780 (H)          724-452-8834 (H)
               mjackson@apog.com         ruch@ppg.com


                          PPG AUTO GLASS IN OPERATION,
                            MANAGEMENT TEAM IN PLACE

         MINNEAPOLIS, MN (July 31, 2000) - Apogee Enterprises, Inc. of Minneapolis (Nasdaq: APOG) and PPG Industries of Pittsburgh (NYSE: PPG) have completed the previously announced combination of their U.S. automotive replacement glass distribution businesses.

         The new venture, PPG Auto Glass, began operation today with more than 1,200 employees from PPG and Apogee's former auto replacement glass distribution units. PPG owns 66 percent and Apogee 34 percent of the new Pittsburgh-based entity.

         Leading PPG Auto Glass are Mark J. Orcutt, president; Oswald S. (Wiz) Wyatt and Glen Hartman, senior vice presidents, northern and central regions, respectively; Marc E. Talbert and H. Lee St. John, vice presidents, western and southeast regions, respectively; John A. Bruno, chief financial officer; Jeffrey
W. Smith, director of distribution; James J. Ricci, director of marketing and business analysis; and David F. Nelson, director of materials management and purchasing.

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         When they announced plans for PPG Auto Glass in June, PPG and Apogee officials said the venture would enhance efficiency, geographic coverage and customer service in distribution for their respective auto replacement glass businesses.

         PPG Auto Glass customers are auto glass installers, and the new company has no retail outlets. The venture plans to operate more than 140 distribution facilities nationwide, supplying more than 8,000 replacement glass parts and a broad range of replacement glass business sundries.

         The new venture does not include PPG's auto replacement glass manufacturing and truckload sales businesses or Apogee's auto replacement glass production and retail operations. Apogee's retail unit, the Harmon AutoGlass division, owns about 325 installation shops. PPG, which has no retail outlets, is North America's leading maker of auto replacement glass.

         Orcutt, 45, held glass sales and management posts after joining PPG in Houston in 1981. The Oneida, N.Y., native was general sales manager, flat glass trade, of subsidiary PPG Canada, Toronto, before becoming director of eastern auto replacement glass sales and distribution in 1995. A Pittsburgh resident, Orcutt is a graduate of Lehigh University, where he also earned a master's degree in business administration (MBA).

         Wyatt, 46, joined Apogee in 1993 as area depot manager for its Glass Depot unit in his native Minneapolis. The Harvard University graduate became vice president of Glass Depot in 1997 and executive vice president, Harmon AutoGlass sales and service, in 1999. Wyatt lives in Edina, Minn.

         Hartman, 50, began his PPG career in 1971 in his native San Antonio, Texas, managed Texas glass branches and later held commercial construction and branch distribution management assignments. The Southwest Texas State University graduate was regional auto

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replacement glass manager in Dallas before becoming western sales and distribution director in 1995. He resides in Plano, Texas.

         St. John, 50, joined Apogee in 1974 as a Harmon AutoGlass sales representative in Orlando, Fla. Following Florida sales and operations assignments, he was Harmon AutoGlass southeast general manager and Glass Depot eastern region general manager. The Jacksonville, Fla., native and Georgia Institute of Technology graduate was named Glass Depot distribution vice president in Orlando in 1998. St. John lives in Kissimmee, Fla.

         Talbert, 42, joined PPG in his native Dallas in 1980, and held assignments in the metal fabrication, commercial products and flat glass businesses. In 1994 he joined the auto replacement glass business as Dallas market manager, and a year later became manager of western region branch distribution in Santa Ana, Calif. Talbert is a graduate of Amber University and lives in Villa Park, Calif.

         Bruno, 33, joined PPG's audit department in 1995 and was named branch distribution accounting manager in 1998. A graduate of Duquesne University, where he also earned an MBA, Bruno is a native and resident of Pittsburgh.

         Smith, 45, who joined PPG in 1977 at the Tipton, Pa., auto glass plant, went to the auto replacement glass business in 1985 as an operations analyst. The Harrisburg, Pa., native became manager of logistics planning and support, branch distribution operations, in 1998. The Harmony, Pa., resident is a graduate of Pennsylvania State University with an MBA from the University of Evansville.

         Ricci, 46, joined PPG in 1976 in Davenport, Iowa, and was customer service manager for architectural glass products in Chicago, where he moved to the auto replacement glass business as truckload sales representative. He was manager of best demonstrated practices and then Chicago market manager. A native of LaSalle, Ill., and graduate of Augustana College with an

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MBA from Lewis University, Ricci will relocate from Hoffman Estates, Ill., to the Pittsburgh area.

         Nelson, 48, joined Apogee in 1987 as production control supervisor at its Owatonna, Minn., facility, was named production and inventory control manager two years later, and became director of materials in 1998. A native and resident of Waseca, Minn., he is a LaSalle University graduate.

         PPG is North America's largest producer of flat and fabricated glass. The company is also a major global producer of automotive, industrial and packaging coatings; continuous-strand fiber glass reinforcements and yarns, and industrial and specialty chemicals, as well as a leading North American producer of decorative and maintenance paints. PPG's 1999 sales were $7.8 billion.

         Apogee is a world leader in technologies involving the design and development of value-added glass products, services and systems. It has two business segments; the Glass Technologies businesses are leaders primarily in architectural glass and high-end glass coatings for electronics, and the Glass Services businesses are leaders in replacement auto glass and building glass services. Apogee's annual sales are nearly $1 billion.

CAUTIONARY STATEMENT
         The discussion above contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management's current expectations or beliefs. There can be no assurances that PPG Auto Glass, Apogee's automotive replacement glass distribution joint venture with PPG Industries, will achieve favorable short-term or long-term operating results. In addition, in recent years there has been excess capacity at the distribution level of the automotive replacement glass industry and margins have narrowed. There is no assurance PPG Auto Glass will realize/achieve any anticipated efficiencies or be able to improve or maintain margins. Also there can be no assurances given that the reorganization and realignment of Auto Glass' businesses will lead to successful operating results for those companies now or in the future. The Company cautions readers that actual future results could differ materially from those described in the forward-looking statements depending upon the outcome of certain factors, including the risks and uncertainties identified in Exhibit 99 to the Company's Report on Form 10-K for the fiscal year ended February 26, 2000.

 For more information on Apogee Enterprises, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO and enter the company code ticker APOG.

Internet: www.ppg.com; www.apog.com
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